UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2013

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042

(Address of Principal Executive Offices)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Denbury Resources, an affiliate of the operator of the Delhi Holt Bryant Unit, previously furnished a disclosure on Form 8-K regarding a release of well fluids within the Delhi Field. According to the disclosure, the fluids released were described as primarily carbon dioxide with smaller amounts of salt water, natural gas and a smaller amount of oil. The operator took immediate remedial action to stop the release and contain and remove all liquids in the affected area, and is working with government officials and agencies to complete the remediation.

The cause of the leak is still under investigation by the operator. During the remediation, the operator has temporarily halted carbon dioxide injection in the affected area surrounding one or more previously abandoned wells, which is believed to be the source of the leak, in order to relieve pressure during the remediation. Production from wells in the affected area has continued, but oil production from those particular wells has or will decline due to the reduced injection volumes.

At this time, Evolution Petroleum Corporation and its subsidiaries (“Evolution”) are not working interest owners in the Holt Bryant Unit and therefore are not directly bearing any costs of the remediation. Revenues to the royalty interest owned by Evolution are being temporarily impacted in the near term by the reduction in oil production from wells in the affected area due to the temporarily reduced carbon dioxide injection. The reduced oil production and the remediation costs, net of any insurance proceeds, may impact the date that Evolution’s reversionary working interest becomes effective. At this time, Evolution does not have a reliable estimate of the likely remediation costs, length of time that oil production in the affected area will be reduced, amount and timing of any insurance recovery that could offset remediation costs impacting payout, or the likely impact on the reversion date, if any.

Furthermore, Evolution has no expectation that ultimate filed recoveries and reserves will be impacted. Evolution is continuing to monitor the field operations in its limited role as a nonworking interest royalty owner.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any document whether or not filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation
(Registrant)

Dated: July 19, 2013	By:	/s/Sterling H. McDonald
	Name:	Sterling H. McDonald
	Title:	Vice President, Chief Financial Officer and Treasurer

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